Exhibit 99.1

Nine Energy Service Announces Fourth Quarter and Full Year 2023 Results

•	Full year 2023 revenue, net loss and adjusted EBITDAA of $609.5 million, $(32.2) million and $73.0 million, respectively

•	Revenue, net loss and adjusted EBITDA of $144.1 million, $(10.3) million and $14.6 million, respectively, for the fourth quarter of 2023

•	Increased total number of StingerTM Dissolvable units sold by approximately 18% year-over-year

•	Increased international revenue by approximately 16% year-over-year

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported fourth quarter 2023 revenues of $144.1 million, net loss of $(10.3) million, or $(0.30) per diluted share and $(0.30) per basic share, and adjusted EBITDA of $14.6 million. The Company had provided original fourth quarter 2023 revenue guidance between $137.0 and $147.0 million, with actual results coming within the provided range.

“Fourth quarter revenue was in-line with expectations, coming within the upper end of our original guidance,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service.

“The oil and gas market continued to be volatile in 2023, with the US rig count declining by approximately 20% since the end of 2022. Many of these rig declines came out of the gassy basins in conjunction with the average natural gas price declining by over 60% year-over-year. 2023 once again illustrated that the market can shift quickly, which is why we have created a nimble business that can flex quickly with market conditions.”

“Despite a challenging market backdrop, the Nine team accomplished a lot in 2023, including our 2028 senior secured notes offering, extension of our ABL credit facility and full redemption of our prior senior notes due 2023. This new capital structure gives us additional flexibility and de-levering continues to be a high priority for Nine.”

“I am extremely proud of our completion tool offering and what we have been able to accomplish in 2023 with both our existing tools and the introduction of new tools in the domestic and international markets. We have surpassed over 370,000 ScorpionTM Composite Plugs run since we acquired the technology in 2015. Despite activity declines year-over-year, we increased the total number of StingerTM Dissolvable units sold by approximately 18% and increased our total international revenue by approximately 16% year-over-year. We also introduced new technology with our Pincer Hybrid Frac Plug and look forward to gaining market share with this tool in 2024.”

“During 2023, we made significant progress with ESG, quantifying the Company’s greenhouse gas emissions for 2021 and 2022 and we will have 2023 data in 2024. We are identifying gaps and procedures to make the collection of this data more accurate and efficient, as well as developing a strategy on how to potentially reduce our emissions moving forward.”

“Turning to Q4, activity levels and pricing were mostly stable versus Q3. We had a significant increase in our international tools sales quarter-over-quarter, which helped drive strong incremental margins.”

“The market can change quickly, but I do not foresee any catalyst for activity increases in the near-term. Q1 activity levels and pricing have been mostly flat compared to Q4, in conjunction with the US rig count. Because of this, we expect Q1 revenue to be relatively flat compared with Q4.”

“We will continue to focus on our strategy of being an asset and labor light business that couples excellent service and forward-leaning technology to help our customers lower their cost to complete. Our team can navigate sharp market changes and quickly capitalize on improving markets. Our service and geographic diversity provides us balance and we are focused on diversifying more of our top-line revenue streams to completion tools and the international markets.”

Operating Results

For the year ended December 31, 2023, the Company reported revenues of $609.5 million, net loss of $(32.2) million, or $(0.97) per diluted share and $(0.97) per basic share, and adjusted EBITDA of $73.0 million. For the full year 2023, the Company reported gross profit of $80.2 million and adjusted gross profitB of $118.8 million. For the year ended December 31, 2023, the Company generated ROIC of (10.8)% and adjusted ROICC of 8.8%.

During the fourth quarter of 2023, the Company reported revenues of $144.1 million, gross profit of $16.2 million and adjusted gross profit of $25.6 million. During the fourth quarter, the Company generated ROIC of (3.4)% and adjusted ROIC of 3.9%.

During the fourth quarter of 2023, the Company reported general and administrative (“G&A”) expense of $12.8 million. For the year ended December 31, 2023, the Company reported G&A expense of $59.8 million. Depreciation and amortization expense (“D&A”) in the fourth quarter of 2023 was $9.8 million. For the year ended December 31, 2023, the Company reported D&A expense of $40.7 million.

The Company’s tax provision was approximately $0.6 million for the year ended December 31, 2023. The provision for 2023 is the result of the Company’s tax position in state and non-U.S. tax jurisdictions.

Liquidity and Capital Expenditures

For the year ended December 31, 2023, the Company reported net cash provided by operating activities of $45.5 million. For the year ended December 31, 2023, the Company reported total capital expenditures of approximately $22.3 million, which was below management’s original full year 2023 guidance of $25 to $35 million.

As of December 31, 2023, Nine’s cash and cash equivalents were $30.8 million, and the Company had $28.1 million of availability under the revolving credit facility, resulting in a total liquidity position of $58.9 million as of December 31, 2023. On December 31, 2023, the Company had $57.0 million of borrowings under the revolving credit facility. Subsequent to December 31, 2023, the Company paid down an additional $5.0 million of borrowings on the revolving credit facility.

On November 6, 2023, the Company entered into an Equity Distribution Agreement. During the quarter ended December 31, 2023, no sales were made under the Equity Distribution Agreement.

ABCSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Friday, March 8, 2024, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through March 22, 2024 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13739256.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2023	September 30, 2023	2023	2022
Revenues	$144,073	$140,617	$609,526	$593,382
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	118,514	117,676	490,750	457,093
General and administrative expenses	12,810	13,060	59,817	51,653
Depreciation	7,003	7,285	29,141	26,784
Amortization of intangibles	2,829	2,895	11,516	13,463
Loss on revaluation of contingent liability	25	493	437	454
Loss on sale of property and equipment	699	21	292	367

Income (loss) from operations	2,193	(813)	17,573	43,568
Interest expense	12,813	12,858	51,119	32,486
Interest income	(324)	(462)	(1,270)	(305)
Gain on extinguishment of debt	—	—	—	(2,843)
Other income	(162)	(162)	(648)	(709)

Income (loss) before income taxes	(10,134)	(13,047)	(31,628)	14,939
Provision for income taxes	171	215	585	546

Net income (loss)	$(10,305)	$(13,262)	$(32,213)	$14,393
Earnings (loss) per share
Basic	$(0.30)	$(0.39)	$(0.97)	$0.47
Diluted	$(0.30)	$(0.39)	$(0.97)	$0.45
Weighted average shares outstanding
Basic	33,850,317	33,659,386	33,282,234	30,930,890
Diluted	33,850,317	33,659,386	33,282,234	32,251,398
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$213	$(22)	$(31)	$(293)

Total other comprehensive income (loss), net of tax	213	(22)	(31)	(293)

Total comprehensive income (loss)	$(10,092)	$(13,284)	$(32,244)	$14,100

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	At December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$30,840	$17,445
Accounts receivable, net	88,449	105,277
Income taxes receivable	490	741
Inventories, net	54,486	62,045
Prepaid expenses and other current assets	9,368	11,217

Total current assets	183,633	196,725
Property and equipment, net	82,366	89,717
Operating lease right of use assets, net	42,056	36,336
Finance lease right of use assets, net	51	547
Intangible assets, net	90,429	101,945
Other long-term assets	3,449	1,564

Total assets	$401,984	$426,834

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$33,379	$42,211
Accrued expenses	36,171	28,391
Current portion of long-term debt	2,859	2,267
Current portion of operating lease obligations	10,314	7,956
Current portion of finance lease obligations	31	178

Total current liabilities	82,754	81,003
Long-term liabilities
Long-term debt	320,520	338,031
Long-term operating lease obligations	32,594	29,370
Other long-term liabilities	1,746	1,937

Total liabilities	437,614	450,341

Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 35,324,861 and 33,221,266 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively)	353	332
Additional paid-in capital	795,106	775,006
Accumulated other comprehensive loss	(4,859)	(4,828)
Accumulated deficit	(826,230)	(794,017)

Total stockholders’ equity (deficit)	(35,630)	(23,507)

Total liabilities and stockholders’ equity (deficit)	$401,984	$426,834

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net income (loss)	$(32,213)	$14,393
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	29,141	26,784
Amortization of intangibles	11,516	13,463
Amortization of deferred financing costs	7,413	2,545
Amortization of operating leases	12,524	8,670
Provision for (recovery of) doubtful accounts	333	(166)
Provision for inventory obsolescence	2,320	2,966
Abandonment of in process research and development	—	1,000
Stock-based compensation expense	2,169	2,440
Gain on extinguishment of debt	—	(2,843)
Loss on sale of property and equipment	292	367
Loss on revaluation of contingent liability	437	454
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	16,489	(41,114)
Inventories, net	5,219	(22,968)
Prepaid expenses and other current assets	1,148	(818)
Accounts payable and accrued expenses	1,058	19,476
Income taxes receivable/payable	252	655
Operating lease obligations	(12,344)	(8,698)
Other assets and liabilities	(245)	66

Net cash provided by operating activities	45,509	16,672

Cash flows from investing activities
Proceeds from sales of property and equipment	606	2,959
Proceeds from property and equipment casualty losses	840	175
Purchases of property and equipment	(24,603)	(28,551)

Net cash used in investing activities	(23,157)	(25,417)

Cash flows from financing activities
Proceeds from ABL credit facility	40,000	24,000
Payments on ABL credit facility	(15,000)	(7,000)
Proceeds from units offering, net of discount	279,750	—
Redemption of senior notes due 2023	(307,339)	—
Purchases of senior notes due 2023	—	(10,081)
Cost of debt issuance	(6,290)	—
Payments on Magnum promissory notes	—	(1,125)
Proceeds from short-term debt	4,733	4,086
Payments of short-term debt	(4,141)	(2,787)
Payments on finance leases	(217)	(1,269)
Payments of contingent liability	(387)	(195)
Vesting of restricted stock and stock units	(2)	(780)

Net cash provided by (used in) financing activities	(8,893)	4,849

Impact of foreign currency exchange on cash	(64)	(168)

Net increase (decrease) in cash and cash equivalents	13,395	(4,064)
Cash and cash equivalents
Beginning of period	17,445	21,509

End of period	$30,840	$17,445

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2023	September 30, 2023	2023	2022
Net income (loss)	$(10,305)	$(13,262)	$(32,213)	$14,393
Interest expense	12,813	12,858	51,119	32,486
Interest income	(324)	(462)	(1,270)	(305)
Depreciation	7,003	7,285	29,141	26,784
Amortization of intangibles	2,829	2,895	11,516	13,463
Provision for income taxes	171	215	585	546

EBITDA	$12,187	$9,529	$58,878	$87,367
Gain on extinguishment of debt	—	—	—	(2,843)
Loss on revaluation of contingent liability (1)	25	493	437	454
Restructuring charges	823	315	2,027	3,393
Stock-based compensation and cash award expense	898	1,208	4,867	4,914
Certain refinancing costs (2)	—	—	6,396	—
Loss on sale of property and equipment	699	21	292	367
Legal fees and settlements (3)	16	29	69	86

Adjusted EBITDA	$14,648	$11,595	$72,966	$93,738

(1)	Amounts relate to the revaluation of contingent liability associated with a 2018 acquisition.
(2)

Amounts represent fees and expenses relating to our units offering and other refinancing activities, including cash incentive compensation to employees following the successful completion of the units offering, that were not capitalized.

(3)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION AND CALCULATION OF ADJUSTED ROIC

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2023	September 30, 2023	2023	2022
Net income (loss)	$(10,305)	$(13,262)	$(32,213)	$14,393
Add back:
Interest expense	12,813	12,858	51,119	32,486
Interest income	(324)	(462)	(1,270)	(305)
Certain refinancing costs (1)	—	—	6,396	—
Restructuring charges	823	315	2,027	3,393
Gain on extinguishment of debt	—	—	—	(2,843)

Adjusted after-tax net operating income (loss) (2)	$3,007	$(551)	$26,059	$47,124
Total capital as of prior period-end:
Total stockholders’ deficit	$(26,116)	$(13,412)	$(23,507)	$(39,267)
Total debt	357,000	372,329	341,606	337,436
Less: cash and cash equivalents	(12,159)	(41,122)	(17,445)	(21,509)

Total capital as of prior period-end:	$318,725	$317,795	$300,654	$276,660

Total capital as of period-end:
Total stockholders’ deficit	$(35,630)	$(26,116)	$(35,630)	$(23,507)
Total debt	359,859	357,000	359,859	341,606
Less: cash and cash equivalents	(30,840)	(12,159)	(30,840)	(17,445)

Total capital as of period-end:	$293,389	$318,725	$293,389	$300,654

Average total capital	$306,057	$318,260	$297,022	$288,657

ROIC	-3.4%	-4.2%	-10.8%	5.0%
Adjusted ROIC (2)	3.9%	-0.7%	8.8%	16.3%

(1)

Amounts represent fees and expenses relating to our units offering and other refinancing activities, including cash incentive compensation to employees following the successful completion of the units offering, that were not capitalized.

(2)

Previously, in our SEC filings, press releases and other investor materials issued prior to December 31, 2023, we referred to (a) Adjusted ROIC as ROIC and (b) adjusted after-tax net operating profit (loss) as after-tax net operating profit (loss). We have made no changes to the manner in which these measures are calculated and have only revised the titles of these measures to more clearly identify them as non-GAAP measures.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2023	September 30, 2023	2023	2022
Calculation of gross profit:
Revenues	$144,073	$140,617	$609,526	$593,382
Cost of revenues (exclusive of depreciation and amortization shown separately below)	118,514	117,676	490,750	457,093
Depreciation (related to cost of revenues)	6,513	6,775	27,101	24,909
Amortization of intangibles	2,829	2,895	11,516	13,463

Gross profit	$16,217	$13,271	$80,159	$97,917

Adjusted gross profit reconciliation:
Gross profit	$16,217	$13,271	$80,159	$97,917
Depreciation (related to cost of revenues)	6,513	6,775	27,101	24,909
Amortization of intangibles	2,829	2,895	11,516	13,463

Adjusted gross profit	$25,559	$22,941	$118,776	$136,289

AAdjusted EBITDA is defined as EBITDA (which is net income (loss) before interest, taxes, and depreciation and amortization) further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) loss or gain on revaluation of contingent liabilities, (v) loss or gain on the extinguishment of debt, (vi) loss or gain on the sale of subsidiaries, (vii) restructuring charges, (viii) stock-based compensation and cash award expense, (ix) loss or gain on sale of property and equipment, and (x) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.

CAdjusted Return on Invested Capital (“Adjusted ROIC”) is defined as adjusted after-tax net operating profit (loss), divided by average total capital. We define adjusted after-tax net operating profit (loss), which is a non-GAAP measure, as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) interest expense (income), (v) restructuring charges, (vi) loss (gain) on the sale of subsidiaries, (vii) loss (gain) on extinguishment of debt, and (viii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute and use the average of the current and prior period-end total capital in determining Adjusted ROIC. Management believes Adjusted ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested, and management uses Adjusted ROIC to assist them in capital resource allocation decisions and in evaluating business performance. Previously, in our SEC filings press releases and other investor materials issued prior to December 31, 2023, we referred to (a) Adjusted ROIC as ROIC and (b) adjusted after-tax net operating profit (loss) as after-tax net operating profit (loss). We have made no changes to the manner in which these measures are calculated and have only revised the titles of these measures to more clearly identify them as non-GAAP measures.